CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


WE HAVE ISSUED OUR REPORT DATED JULY 7, 2000 ACCOMPANYING THE FINANCIAL STATEMENTS OF PAYFORVIEW.COM CORP. APPEARING IN THE CURRENT REPORT ON FORM 8K/A, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 2000, WHICH ARE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT/REOFFER PROSPECTUS. WE CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENT/REOFFER PROSPECTUS OF THE AFOREMENTIONED REPORT AND TO THE USE OF OUR NAME AS IT APPEARS UNDER THE CAPTION "EXPERTS."

/s/ Grant Thornton LLP
GRANT  THORNTON  LLP

NEW  YORK,  NEW  YORK
NOVEMBER  6,  2000

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